EXHIBIT 99.1

 Drexel Hamilton ConferenceMay 12, 2016  OTCQB: ASPUwww.aspen.edu    ASPEN GROUP, INC.

 SAFE HARBOR STATEMENT  1  Certain statements in this presentation and responses to various questions include forward-looking statements including statements regarding our opportunities and expectations from the nursing education sector, future liquidity, and our strategic plans and financial forecasts and projections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include competition, ineffective media and/or marketing, changes in the nursing industry which make having a degree less attractive, failure to maintain growth in degree seeking students, and failure to generate sufficient revenue. Further information on our risk factors is contained in our filings with the SEC, including the 10-K dated July 30, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.Regulation G - Non-GAAP Financial Measures  This presentation includes a discussion of Adjusted EBITDA and Adjusted Gross Margins, non-GAAP financial measures. Certain information regarding these non-GAAP financial measures (including reconciliations to GAAP) is provided on the Investor Relations section of the Aspen website at www.ir.aspen.edu.

         ASPEN UNIVERSITY DISRUPTING THE ONLINE FOR-PROFIT EDUCATION SECTOR  2  Debtless Education Solution:Monthly Payment Plans  Targeting the High-GrowthNursing Sector  Ability to Deliver Sub-$1,000 Enrollments at Scale  Aspen Among the Fasting GrowingUniversities in U.S.

 ASPEN FIRST UNIVERSITY EVER TO VERTICALLY INTEGRATE MARKETING  3  Best-in-class customer acquisitionManagement’s expertise in Internet advertising and lead generation allowed Aspen to bring all marketing in-houseDo not utilize third-party lead gen firmsAll Aspen branded adsDirect publisher relationshipsAverage customer acquisition costs <$900 is 1/5th the cost of competitors (~$4,000 - $5,000)Completely variable teaching costs$150 per student course completionHigh-quality faculty – 56% hold Doctorate

 ASPEN UNIVERSITY’S DEBTLESSEDUCATION SOLUTION  4  Aspen University offers world class online education at half the cost of its competitors; committed to cash-based, pay-as-you-go educationAnnounced the ‘debtless’ education vision in March, 2014 “Let’s Change Higher Education Forever” Students can pay $325/month for a Master’s degree = $11,700 (36 monthly payments)Students can pay $250/month for a Bachelor’s Degree = $18,000 (72 monthly payments)Students can pay $375/month for a Doctoral Degree = $27,000 (72 monthly payments)

 DEBTLESS EDUCATION SOLUTION NOW THE MAJORITY PAYMENT TYPE  5  Recurring Monthly Tuition Billing Now Exceeds $400,000Over 1,850 degree-seeking students enrolled in a monthly payment methodTotal value of monthly payment plan contracts exceeds $11 million    Tuition Revenues by Payment Type (FY Ending 4/30/16): Debtless Education Solution 54% -Monthly Payment Plan 47% -Monthly Installment Plan 7%Cash 13%Federal Financial Aid 24%Other (Corporate Tuition Reimbursement/Military) 9%Total 100%

 THE NURSING DILEMNA  6  Critical Nursing shortage projected next decade (260,000 RN shortage by 2025)More than 1 million RNs will reach retirement age within next 10-15 years (average age of RNs is 47 years old); 525,000 replacement Nurses expected, bringing the job openings growth to 1.05mm by 2022Nursing expected to be among fastest growing occupations in U.S. through 2022 -- RN workforce expected to grow from 2.71mm RNs in 2012 to 3.24mm in 2022 (19%)*U.S. Nursing schools turned away 79,659 qualified applicants from Baccalaureate and Graduate programs in 2012 due to insufficient number of Faculty and classroom sites***Bureau of Labor Statistics **American Association of Colleges of Nursing Report

   ASPEN’S NURSING PROGRAM NOWSTUDENT BODY MAJORITY, LED BY BSN  7  Aspen’s CCNE-Accredited Master of Science in Nursing (MSN) program has grown to over 1,400 students since marketing began in 2012RN to BSN program was accredited by CCNE in November, 2014; over 1,200 BSN students todayBSN program pacing to grow on an annualized basis by +1,080 – net (or +90/month – net)  School of Nursing now pacing to grow on annualized basis by +1,375 (or +115/month – net)

 ASPEN CAPTURING >2% OF BSN COMPLETION STARTS  WSJ Article, March 6, 2016  Approximately 140K students currently enrolled in BSN Completion program; or approx. 50,000 new enrolls/year

 UNIT ECONOMICS AMONG BEST IN SECTOR  9  Low customer acquisition costs and variable teaching costs create highly attractive unit economics – projecting 68%+ Adjusted Gross Margins at scaleAverage course completions per student enrollment is 7.5 = $6,500* revenue (average $800 tuition/course today and rising), earned over 3 yearsStudent acquisition cost < $900 Teaching cost ~ $1,125Gross Profit/Student ~ $4,500*Assumes $500 of misc. revenue/student

   FISCAL Q3’16 HIGHIGHTS  10  Quarterly revenues increased 68% y/o/y to $2.16mmNursing School revenues rose 246% y/o/y (represented 87% of total revenues)New student enrollments increased 75% y/o/yStudent Body increased 47% y/o/y; Nursing School accounted for 83% of the student body growthAdjusted Gross Profit increased 79% y/o/y to $1.17mm or 54%Adjusted EBITDA loss declined to ($176,788) or (8%) PROJECTING POSITIVE ADJUSTED EBITDA FOR QUARTER ENDED APRIL 30, 2016        Revenue Growth        (y/o/y growth %)  Fiscal Quarter Ended April 30, 2015         34%  Fiscal Quarter Ended July 31, 2015     46%  Fiscal Quarter Ended October 31, 2015     58%  Fiscal Quarter Ended January 31, 2016     68%

 EQUITY SNAPSHOT   11  As of 5/9/16    Ticker on OTCQB:  ASPU  Share Price:  $0.16  52 Week Range:  $0.09 - $0.27  Market Cap:  $20.5 Million  Shares Outstanding :  128.3 Million  Mgmt & BOD Ownership:  19%

 QUESTIONS & ANSWERS    ASPEN GROUP, INC.